Exhibit 10.2

FIRST INTERNET BANCORP
2013 EQUITY INCENTIVE PLAN
DIRECTOR RESTRICTED STOCK
AWARD AGREEMENT
(Non-Employee Director)

This Award Agreement (“Award Agreement”), effective as of _________ ___, _____, is by and between First Internet Bancorp, an Indiana corporation (the “Company”), and the Non-Employee Director designated below (“Participant”). Unless otherwise defined herein, the terms defined in the First Internet Bancorp 2013 Equity Incentive Plan (the “Plan”), shall have the same defined meanings in this Award Agreement.

I.	NOTICE OF GRANT
Subject to the terms and conditions of the Plan and this Award Agreement, the Company has granted the Participant an Award of Restricted Stock, and the Participant hereby accepts the Award, as follows:

Participant
Service Year
Date of Grant
Number of Shares of Restricted Stock Granted
Vesting Schedule

II.     TERMS OF THE AWARD
1.Grant of Award. The Company hereby grants to the Participant the number of shares of Restricted Stock set forth in the Notice of Grant, subject to the terms and conditions of the Plan, which are incorporated herein by reference. Upon vesting in accordance with the Plan and this Award Agreement, each share of Restricted Stock shall represent one Share.

2.Vesting. Unless otherwise provided in this Award Agreement or in the Plan, the shares of Restricted Stock shall become fully vested and nonforfeitable in one or more installments in accordance with the Vesting Schedule set forth in the Notice of Grant.

3.Restriction Period. Except as otherwise provided in this Award Agreement or the Plan, Participant may not sell, assign, transfer, pledge or otherwise dispose of or encumber the Restricted Stock, or any interest therein, until his or her rights in such Restricted Stock have vested, and any purported sale, assignment, transfer, pledge or other disposition or encumbrance in violation of this Award Agreement or the Plan will be void and of no effect.

4.Voting. Participant shall have the right to vote the unvested shares of Restricted Stock.

5.Dividends. Cash dividends shall be paid to the Participant on both the vested and unvested portions of the Award. Any stock dividends paid on or additional Shares issued with respect to any unvested portion of the Award will be treated as an equivalent number of shares of Restricted Stock subject to the same restrictions that apply to the Award.

6.Change in Control. As provided in the Plan, upon the occurrence of a Change in Control, the Restricted Stock may vest prior to the time provided for under the Vesting Schedule set forth in the Notice of Grant.

7.Section 83(b) Election. If the Participant makes an election pursuant to Internal Revenue Code Section 83(b), to include in gross income the value of Restricted Stock transferred under this Award Agreement, the Participant shall immediately provide the Company a copy of the election notice submitted to the Internal Revenue Service.

8.Tax Consequences. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE THE RESTRICTED STOCK VESTS, BEFORE MAKING AN ELECTION UNDER INTERNAL REVENUE CODE SECTION 83(B), OR BEFORE DISPOSING OF THE SHARES.

9.Entire Agreement; Governing Law. The Plan is incorporated herein by reference. The Plan and this Award Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and Participant. This Award Agreement is governed by the internal substantive laws but not the choice of law rules of Indiana.

10.Notices. All notices and other communications required or permitted under this Award Agreement shall be written and delivered personally or sent by registered or certified first-class mail, postage prepaid and return receipt required, addressed as follows: if to the Company, to the Company’s executive offices in Indianapolis, Indiana, and if to the Participant or his or her successor, to the residence address last furnished by the Participant to the Company. Notwithstanding the foregoing, the Company may authorize notice by any other means it deems desirable or efficient at a given time, such as notice by facsimile or electronic mail (e-mail). Participant agrees to notify the Company upon any change in the Participant’s residence address.

11.No Guarantee of Continued Service. PARTICIPANT ACKNOWLEDGES AND AGREES THAT THIS AWARD DOES NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR ANY PERIOD, OR AT ALL.

12.Plan Controlling. In the event of a conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail. Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Restricted Stock, subject to all of the terms and provisions thereof. Participant has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Award Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Award Agreement.

[Signature Page Follows]

The Company and the Participant have executed this Award Agreement as of the date first written above.

PARTICIPANT	FIRST INTERNET BANCORP
By: